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                                                                     Exhibit 4.4

                                                   STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                              FILED 09:00 AM 03/03/1999
                                                 991082892 - 3009049

                              CERTIFICATE OF TRUST
                                       OF
                               USA CAPITAL TRUST I

         THIS CERTIFICATE OF TRUST of USA Capital Trust I (the "Trust"), dated as of March 3, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et. seq.).
------           -------
                (i)          Name. The name of the business trust being formed
                       hereby is USA Capital Trust I.

                (ii)         Delaware Trustee. The name and business address of
                       the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890.

                (iii)        Effective Date. This Certificate of Trust shall be
                       effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                       WILMINGTON TRUST COMPANY
                            not in its individual capacity but solely as trustee

                       By: /s/ PATRICIA A. EVANS
                           -----------------------------------------------------
                           Name:  Patricia A. Evans
                           Title: Financial Services Officer

                       WILMINGTON TRUST COMPANY
                            not in its individual capacity but solely as trustee

                       By: /s/ PATRICIA A. EVANS
                           -----------------------------------------------------
                           Name:  Patricia A. Evans
                           Title: Financial Services Officer

                           /s/ KENNETH L. TEPPER
                           -----------------------------------------------------
                           Name: Kenneth L. Tepper
                                 not in his individual capacity but solely as
                                 trustee

                           /s/ BRIAN M. HARTLINE
                           -----------------------------------------------------
                           Name: Brian M. Hartline
                                 not in his individual capacity but solely as
                                 trustee

                           /s/ CRAIG SCHER
                           -----------------------------------------------------
                           Name: Craig Scher
                                 not in his individual capacity but solely as
                                 trustee